Exhibit 5.1


                [Letterhead of Wilson Sonsini Goodrich & Rosati]


                                December 17, 1999


Komag, Incorporated
1704 Automation Parkway
San Jose, CA 95131

                  Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about December 17, 1999 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 3,234,940 shares of your Common Stock (the "Shares"). As your legal counsel, we have examined the proceedings taken by you in connection with the issuance and sale of the Shares.

         It is our opinion that the Shares have been legally issued and are fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.



                                         Very truly yours,

                                         WILSON SONSINI GOODRICH & ROSATI
                                         Professional Corporation

                                         /s/ Wilson Sonsini Goodrich & Rosati

                                      II-2